Exhibit 4.7

                PETITION FOR TWENTY-SEVENTH AMENDMENT TO CHARTER



TO THE SECRETARY OF STATE OF THE STATE OF GEORGIA:

         The petition of Savannah Electric and Power Company, a corporation of Chatham County, in said State, respectfully shows:

         I. It is a street and suburban railway company, with authority to do an electric light, heat and power business. Its Charter was granted by the Secretary of State of the State of Georgia on August 21, 1921, for the term of One Hundred and One Years (101 years), with the right of renewal and continuance thereafter as may be provided by law, upon a petition duly filed and pursuant to an Act of the General Assembly of the State of Georgia approved December 17, 1892, and acts amendatory thereof, and was amended by certificates issued by the Secretary of State on the following dates: (1) September 29, 1924, (2) November 15, 1926, (3) July 11, 1930, (4) June 19, 1942, (5) July 13, 1945, (6) December
31, 1945, (7) November 18, 1948, (8) April 20, 1953, (9) November 25, 1953, (10)
May 12, 1954, (11) October 13, 1954, (12) April 7, 1955, (13) March 5, 1957,
(14) April 17, 1957, (15) April 9, 1964, (16) March 3, 1970, (17) October 23,
1972, (18) October 15, 1975, (19) January 12, 1982, (20) August 7, 1984, (21)
August 6, 1986, (22) March 1, 1988, (23) December 9, 1988, (24) November 10,
1993, (25) December 2, 1998 and (26) May 27, 2004.

         II. The authorized and outstanding shares of capital stock of the Company outstanding at June 7, 2004, the date of the Written Consent of the Sole Shareholder hereinafter referred to, are as follows:

                                           Authorized            Outstanding
Kind of Stock                           Number of Shares      Number of Shares
-------------                           ----------------      ----------------
Undesignated Preferred Stock,
  Par Value up to $100 Per Share            4,000,000                    0
Common Stock, Par Value $5 Per Share       16,000,000           10,844,635


         III. The Company desires an amendment to its Charter to create and authorize the issuance and sale of a new series of Preferred Stock by establishing the designation for such series and fixing the number of shares, the par value thereof, the dividend rate provisions, the liquidation, redemption and sinking fund provisions and all other terms of such series, all as set forth in the attachment to the Certified Abstract from the Minutes of the Board of Directors of the Company delivered herewith.

         IV. This petition for the proposed amendment has been duly authorized by the action of more than two-thirds in amount of the entire capital stock of the Company outstanding and entitled by the terms of its Charter or state law to vote thereon by Written Consent of the Sole Shareholder of the Company. The affirmative vote of the holders of record of at least 66-2/3% of the shares of common stock of the Company outstanding and entitled to vote was required to adopt the foregoing amendment. There were 10,844,635 shares of common stock of the Company outstanding and entitled to vote thereon of which all were voted in favor of the foregoing amendment. There were no other outstanding shares of capital stock of the Company.

         V. Petitioner respectfully presents this, its petition for an amendment to its Charter, as heretofore amended, and asks that the same be granted as herein prayed for and that all other rights, powers and privileges contained in its original Charter, as heretofore amended, and such as are incident to like corporations under the laws of Georgia, do continue and remain of force and be approved and confirmed.

                                  SAVANNAH ELECTRIC AND POWER COMPANY


                                  By: /s/Kirby R. Willis
                                       Kirby R. Willis
                                       Vice President, Treasurer and
                                       Chief Financial Officer

Attest:

/s/Nancy E. Frankenhauser
Nancy E. Frankenhauser
Secretary

Date:  June 10, 2004

                   CERTIFIED ABSTRACT FROM THE MINUTES OF THE
            BOARD OF DIRECTORS OF SAVANNAH ELECTRIC AND POWER COMPANY
                          WITH RESPECT TO PETITION FOR
                     TWENTY-SEVENTH AMENDMENT TO ITS CHARTER


         On motion, duly made and seconded, the following resolution was unanimously adopted by the Board of Directors of the Company:



           RESOLVED FURTHER: That the Board of Directors of the Company hereby approves the amendment to the Charter attached hereto to establish a series of the Preferred Stock and authorizes the officers to file such amendment with the Secretary of State of the State of Georgia, upon the approval of such amendment by the holder of record of the Company's outstanding common stock.

                                   ATTACHMENT

         There is hereby added to the said Charter of the Company, as heretofore amended, immediately following Section 3.06 thereof, a new Section to be numbered Section 3.07 creating and authorizing the 6.00% Series Preferred Stock and which shall read as follows:

     "Section 3.07. 6.00% Series Preferred Stock, Non-Cumulative, Par Value $25 Per Share

         There shall be a class of Preferred Stock of the Company to consist initially of 1,800,000 shares of the par value of $25 per share, designated as "6.00% Series Preferred Stock, Non-Cumulative, Par Value $25 Per Share" (the "6.00% Series Preferred Stock").

         The 6.00% Series Preferred Stock shall have the terms and provisions hereinafter in this Section 3.07 set forth or provided for.

         (a) Dividends. Out of any assets of the Company available for dividends, the holders of the 6.00% Series Preferred Stock shall be entitled to receive, but only when, as and if declared by the Board of Directors, dividends at 6.00% per annum. Such holders shall be entitled to dividends at said rate so fixed, and no more. Dividends declared shall be payable quarterly on January 1, April 1, July 1 and October 1 in each year, commencing July 1, 2004, or if any such date is not a business day, on the next business day, to stockholders of record on a date not more than 30 days prior to such payment date, as may be determined by the Board of Directors of the Company. Dividends on the 6.00% Series Preferred Stock shall be non-cumulative and, accordingly, if the Board of Directors of the Company does not declare a dividend or declares less than a full dividend on the 6.00% Series Preferred Stock for a quarterly dividend period, holders of the 6.00% Series Preferred Stock will have no right to receive a dividend or the full dividend, as the case may be, for that period, and the Company will have no obligation to pay a dividend for that period, whether or not the Company pays dividends in full or has sufficient funds to pay dividends in the future.

         (b) Liquidation. In the event of any liquidation, dissolution or winding up of the Company, the holders of the 6.00% Series Preferred Stock shall be entitled to receive the amounts prescribed in Section 4.02.

         (c) Redemption Provisions. The Company may, at its option expressed by resolution of its Board of Directors, redeem the 6.00% Series Preferred Stock in the manner provided in Section 4.03(A) without premium, from time to time, on or after July 1, 2009, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to $25.00 per share plus accrued and unpaid dividends (whether or not declared) from the immediately preceding dividend payment date to the redemption date (without accumulation of accrued and unpaid dividends for prior dividend periods unless previously declared, in which case accrued and unpaid dividends for such prior dividend period shall be paid at redemption). For any shares of 6.00% Series Preferred Stock to be redeemed, dividends will cease to accrue and all rights of holders of such shares, except the right to receive the redemption price, will cease as of the redemption date.

         No sinking fund will be provided for the purchase or redemption of the 6.00% Series Preferred Stock.

         (d) Voting Powers and Other Rights. The holders of the 6.00% Series Preferred Stock shall have such voting power and other rights and be subject to such restrictions and qualifications as are set forth in Sections 4 to 6 hereof."

         I, Nancy E. Frankenhauser, Secretary of Savannah Electric and Power Company, do hereby certify that the foregoing is a true and correct copy of the resolution duly and regularly adopted at a meeting of the board of directors of Savannah Electric and Power Company, duly held on May 4, 2004, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

         Given under my official signature and the seal of said Company this 10th day of June, 2004.




                                             /s/Nancy E. Frankenhauser
                                                      Secretary

                                                       (SEAL)

               CERTIFIED ABSTRACT FROM THE WRITTEN CONSENT OF THE
             SOLE SHAREHOLDER OF SAVANNAH ELECTRIC AND POWER COMPANY
                          WITH RESPECT TO PETITION FOR
                     TWENTY-SEVENTH AMENDMENT TO ITS CHARTER


         The following resolution was adopted by written consent of the sole shareholder of the outstanding shares of the Company's stock:



     RESOLVED: That there be and hereby is approved and adopted an amendment to the Charter of Savannah Electric and Power Company in the form attached hereto as "Exhibit A."

                                    Exhibit A
                          Form of Amendment to Charter

         There is hereby added to the said Charter of the Company, as heretofore amended, immediately following Section 3.06 thereof, a new Section to be numbered Section 3.07 creating and authorizing the 6.00% Series Preferred Stock and which shall read as follows:

     "Section 3.07. 6.00% Series Preferred Stock, Non-Cumulative, Par Value $25 Per Share

         There shall be a class of Preferred Stock of the Company to consist initially of 1,800,000 shares of the par value of $25 per share, designated as "6.00% Series Preferred Stock, Non-Cumulative, Par Value $25 Per Share" (the "6.00% Series Preferred Stock").

         The 6.00% Series Preferred Stock shall have the terms and provisions hereinafter in this Section 3.07 set forth or provided for.

         (a) Dividends. Out of any assets of the Company available for dividends, the holders of the 6.00% Series Preferred Stock shall be entitled to receive, but only when, as and if declared by the Board of Directors, dividends at 6.00% per annum. Such holders shall be entitled to dividends at said rate so fixed, and no more. Dividends declared shall be payable quarterly on January 1, April 1, July 1 and October 1 in each year, commencing July 1, 2004, or if any such date is not a business day, on the next business day, to stockholders of record on a date not more than 30 days prior to such payment date, as may be determined by the Board of Directors of the Company. Dividends on the 6.00% Series Preferred Stock shall be non-cumulative and, accordingly, if the Board of Directors of the Company does not declare a dividend or declares less than a full dividend on the 6.00% Series Preferred Stock for a quarterly dividend period, holders of the 6.00% Series Preferred Stock will have no right to receive a dividend or the full dividend, as the case may be, for that period, and the Company will have no obligation to pay a dividend for that period, whether or not the Company pays dividends in full or has sufficient funds to pay dividends in the future.

         (b) Liquidation. In the event of any liquidation, dissolution or winding up of the Company, the holders of the 6.00% Series Preferred Stock shall be entitled to receive the amounts prescribed in Section 4.02.

         (c) Redemption Provisions. The Company may, at its option expressed by resolution of its Board of Directors, redeem the 6.00% Series Preferred Stock in the manner provided in Section 4.03(A) without premium, from time to time, on or after July 1, 2009, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to $25.00 per share plus accrued and unpaid dividends (whether or not declared) from the immediately preceding dividend payment date to the redemption date (without accumulation of accrued and unpaid dividends for prior dividend periods unless previously declared, in which case accrued and unpaid dividends for such prior dividend period shall be paid at redemption). For any shares of 6.00% Series Preferred Stock to be redeemed, dividends will cease to accrue and all rights of holders of such shares, except the right to receive the redemption price, will cease as of the redemption date.

         No sinking fund will be provided for the purchase or redemption of the 6.00% Series Preferred Stock.

         (d) Voting Powers and Other Rights. The holders of the 6.00% Series Preferred Stock shall have such voting power and other rights and be subject to such restrictions and qualifications as are set forth in Sections 4 to 6 hereof."

           I, Nancy E. Frankenhauser, Secretary of Savannah Electric and Power Company, do hereby certify that the foregoing is a true and correct copy of the resolution duly and regularly adopted by written consent of the sole shareholder of Savannah Electric and Power Company, effective June 7, 2004, and that said resolution has not since been rescinded but is still in full force and effect.


         Given under my official signature and the seal of said Company this 10th day of June, 2004.




                                                   /s/Nancy E. Frankenhauser
                                                          Secretary

                                                            (SEAL)